UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

PROCAP FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42995	39-2767031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, Floor 2 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(305) 938-0912

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BRR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BRRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Pubco” and the “Company” refer to ProCap Financial, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of the Company. Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) and such definitions are incorporated herein by reference.

Business Combination Transaction

As previously announced, on June 23, 2025 (the “Execution Date”), the Company, Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“ProCap”), and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”), previously entered into a business combination agreement, dated June 23, 2025, (and as may be further amended, restated or otherwise modified from time to time, the “Business Combination Agreement” and, together with the Transaction Financings (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On July 28, 2025, the parties to the Business Combination Agreement entered into the First Amendment to the Business Combination Agreement (the “First Amendment to the Business Combination Agreement”), which amended the Business Combination Agreement to provide, among other things, that 15% of the Adjustment Shares (as defined below), which were originally to be delivered to Common Unit Holders (as defined below), would be reallocated to non-redeeming Public Shareholders (as defined below).

At the extraordinary general meeting of the CCCM stockholders held on December 3, 2025 (the “Meeting”), the CCCM stockholders considered, approved and adopted, among other matters, the Business Combination Agreement and the other proposals related thereto described in the final prospectus and definitive proxy statement, dated November 10, 2025 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”).

On December 5, 2025 (the “Closing” and, such date, the “Closing Date”), as contemplated by the Business Combination Agreement and as described in the section titled “Proposal 3: The Business Combination Proposal” beginning on page 150 of the Proxy Statement/Prospectus, CCCM consummated the Business Combination, pursuant to which: (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Merger Sub merged with and into ProCap, with ProCap continuing as the surviving company (the “Company Merger,” and together with SPAC Merger, the “Mergers”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the Closing, CCCM de-registered from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Domestication”), and (ii) upon the Closing, (x)  in connection with the SPAC Merger, each outstanding share of common stock of CCCM immediately prior to the effective time of the SPAC Merger was automatically cancelled in exchange for the right to receive shares of common stock, par value $0.001 per share, of the Company (“Pubco Stock”), and each holder of a warrant of CCCM (“Warrant”) received a warrant to purchase one share of Pubco Stock (each, a “Pubco Warrant”), and (y) in connection with the Company Merger, the members of ProCap (the “ProCap Holders”) received, in exchange for their membership interests in ProCap, shares of Pubco Stock. As a result of the Business Combination, CCCM and ProCap became wholly-owned subsidiaries of the Company, and the Company became a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

Following the completion of the Business Combination, on December 8, 2025, the shares of Pubco Stock commenced trading on the Nasdaq Global Market under the symbol “BRR” and the Pubco Warrants commenced trading on the Nasdaq Capital Market under the symbol “BRRWW.”

As consideration for the Company Merger, Seller and Jeffrey Park, who were the holders of all of the common units of ProCap (the “Common Units”, and such holders, the “Common Unit Holders”), received 10,000,000 shares of Pubco Stock (such shares, the “Common Merger Consideration Shares”). As consideration for the Company Merger, holders of the non-voting preferred units (the “Preferred Units”) of ProCap (the “Preferred Unit Holders”) received an aggregate number of shares of Pubco Stock equal to the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder received its pro rata share of the Preferred Merger Consideration Shares based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

As consideration for the SPAC Merger, holders of public shares of CCCM (“Public Shares,” and the holders of such Public Shares, the “Public Shareholders”) immediately prior to the SPAC Merger received a number of shares of Pubco Stock (the “SPAC Consideration Shares”) equal to the aggregate number of Public Shares issued and outstanding as of the effective time of the SPAC Merger. Each non-redeeming Public Shareholder received its pro rata share of the SPAC Consideration Shares based on the number of Public Shares owned by such Public Shareholder immediately prior to the Closing.

The “Adjustment Shares” referred to the number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate — New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00. No Adjustment Shares were issued at the Closing.

In connection with the execution of the Business Combination Agreement, on June 23, 2025, certain “qualified investors” (defined to include “qualified institutional buyers”, as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, the Company and ProCap, pursuant to which the Preferred Equity Investors purchased an aggregate of 51,650,000 Preferred Units at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment”). Additionally, each Preferred Equity Investor executed a joinder agreement to that certain Limited Liability Company Operating Agreement of ProCap, dated as of June 22, 2025, by and among ProCap and the members identified therein (the “ProCap LLC Agreement”), pursuant to which each Preferred Equity Investor accepted the rights, duties and obligations set forth in the ProCap LLC Agreement and became a preferred member of ProCap.

ProCap used all of the proceeds from the Preferred Equity Investment to purchase approximately 4,951 Bitcoin (the “Purchased Bitcoin”) at a trade-weighted average price of $104,333.56, and such Purchased Bitcoin was held in a custody account in accordance with a custody agreement by and between ProCap and Anchorage Digital Bank, N.A., as custodian, until the Closing, upon which time it was contributed to the Company. Transfer of ProCap’s Bitcoin between custodial accounts with Anchorage was effected on-chain, and subject only to standard Bitcoin network transaction fees.

In connection with the execution of the Business Combination Agreement, on June 23, 2025, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with ProCap, the Company and CCCM pursuant to which, upon the Closing, the Convertible Note Investors purchased convertible notes issued by the Company (“Convertible Notes”), in an aggregate principal amount of $235.0 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing” and, together with the Preferred Equity Investment, the “Transaction Financings”). The Convertible Note Financing was funded and contingent upon the Closing. The Convertible Notes have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and are two (2) times collateralized by cash, cash equivalents and certain Bitcoin assets. Under the indenture associated with the Convertible Note Financing (the “Indenture”), the Company has up to 30 days from the Closing to 1.0:1.0 times collateralize the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). While the Company is not obligated under the terms of the Indenture to maintain any specific minimum percentage of the collateral for the Convertible Notes in the form of Bitcoin, the Company anticipates that, as of the date of this Quarterly Report, no less than 20% of the Company’s aggregate Bitcoin holdings will serve as collateral under the Indenture. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. The Company used $200.0 million of the proceeds from the Convertible Note Financing to purchase Bitcoin in the Convertible Bitcoin Purchase (as described below) and expects to use the remainder of the proceeds to pay certain transaction expenses and fees. For more information on transaction expenses and fees, see unaudited pro forma condensed combined financial information of CCCM, Pubco, and ProCap, as of September 30, 2025, filed as Exhibit 99.4 and incorporated herein by reference.

In addition, the Company and CCCM had the option to increase the number of Convertible Notes available for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). Pubco and CCCM did not elect to exercise the Upsize Option.

As of the Closing, 18,071,500 shares of Pubco Stock are issuable upon conversion of the Convertible Notes, and such shares of Pubco Stock will be subject to registration rights as set forth in the Convertible Note Subscription Agreements.

In connection with the execution and delivery of the Business Combination Agreement, CCCM, Pubco and Columbus Circle I Sponsor Corp LLC, a Delaware limited liability company (the “Sponsor”) entered into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to (i) vote its Ordinary Shares (as defined below) in favor of the adoption and approval of the Business Combination Agreement and the Business Combination and each of the other proposals to be approved by shareholders of CCCM (the “CCCM Shareholders”) at the Meeting; (ii) vote its Ordinary Shares against any alternative transactions; (iii) vote against any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CCCM (other than the Business Combination); and (iv) comply with the restrictions imposed by that certain letter agreement, dated as of May 15, 2025 (the “Insider Letter”), by and among the Sponsor, CCCM, and CCCM’s directors and officers, including the restrictions on transfer and redeeming Ordinary Shares in connection with the Business Combination.

Contemporaneously with the execution and delivery of the Business Combination Agreement, the Seller, and subsequently, Jeffrey Park, entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with the Company, pursuant to which the Common Unit Holders agreed that the Merger Consideration Shares to be received by Common Unit Holders will be locked-up and subject to transfer restrictions, subject to certain exceptions. The securities to be received by the Common Unit Holders will be locked up until the earlier of (i) six (6) months after the date of the Closing and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of the Company’s stockholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

Contemporaneously with the execution and delivery of the Business Combination Agreement, Pubco, CCCM, ProCap and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”), pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the date of the Closing and (ii) the date that is six (6) months after such date on which Mr. Pompliano ceases to be a Control Person of ProCap or Pubco, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person (as defined in the Business Combination Agreement) which entitles the holder thereof to the ability to manage or control such Person.

Contemporaneously with the execution and delivery of the Business Combination Agreement, CCCM, ProCap and Seller entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which, on June 23, 2025, Seller duly executed and delivered a written consent pursuant to which Seller approved (i) the Business Combination Agreement, the Ancillary Documents (as defined in the Voting Agreement) to which the Company is a party and the Business Combination, (ii) any amendments to the organizational documents of the Company, to the extent required or advisable in connection with the Business Combination, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which the Company is a party, and the Business Combination.

Contemporaneously with the execution and delivery of the Business Combination Agreement, the Seller and ProCap entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”), pursuant to which the Seller agreed to provide certain services to ProCap. The services are provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Execution Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein.

Effective December 3, 2025, prior to the Meeting, the Company and Sponsor entered into an agreement (the “Sponsor Earnout Agreement”), providing that 8,333,333 shares of Pubco Stock (such shares subject to earnout, the “Earnout Founder Shares”), representing all of the shares of Pubco Stock issuable to the Sponsor or its transferees in exchange for their Class B ordinary shares of CCCM (“Class B Ordinary Shares”) upon the Closing, shall be subject to transfer restrictions set forth in the Sponsor Earnout Agreement (the “Sponsor Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the 2-year period following the Closing (the “Earnout Period”).

The Sponsor Earnout Agreement provided that the Earnout Founder Shares shall vest and shall no longer be subject to the Sponsor Transfer Restrictions as follows:

●	100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the closing price of the Pubco Stock equals or exceeds $10.21 per share (as may be adjusted) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period (the “Share Price Trigger Event”).

●	100% of the Earnout Founder Shares will vest and shall no longer be subject to the Sponsor Transfer Restrictions if the BTC VWAP (as defined below) equals or exceeds $140,000 during any five-day period during the Earnout Period (the “BTC Price Trigger Event”).

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Sponsor Earnout Agreement, on such second anniversary, 100% of the Earnout Founder Shares will vest and will no longer be subject to the Sponsor Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Founder Shares that have not previously vested will vest and shall no longer be subject to the Sponsor Transfer Restrictions.

“BTC VWAP” means the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period ending at the time of determination, as reported by Bloomberg through its “VAP” function for “XBTUSD BGN Curncy” (or such other comparable calculation methodology as the Disinterested Independent Directors (as defined in the Sponsor Earnout Agreement) may determine in good faith if such Bloomberg function is no longer available). If the BTC VWAP cannot be calculated for Bitcoin (BTC) on such date on any of the foregoing bases, the BTC VWAP of Bitcoin (BTC) on such date shall be the fair market value as determined by the Disinterested Independent Directors of the Company acting in good faith. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Effective December 3, 2025, prior to the Meeting, the Company and Seller entered into an agreement (the “Seller Earnout Agreement”), providing that 9,500,000 shares of Pubco Stock (such shares subject to earnout, the “Earnout Seller Shares”), representing all of the shares of Pubco Stock otherwise issuable to the Seller upon the Closing, shall be subject to the transfer restrictions set forth in the Seller Earnout Agreement (the “Seller Transfer Restrictions”) and shall vest and be released from such restriction only if certain price targets are achieved during the Earnout Period. The Seller Earnout Agreement provides that the Earnout Seller Shares shall vest and shall no longer be subject to the Seller Transfer Restrictions as follows:

●	100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a Share Price Trigger Event.

●	100% of the Earnout Seller Shares will vest and shall no longer be subject to the Seller Transfer Restrictions upon a BTC Price Trigger Event.

In the event that neither a Share Price Trigger Event nor a BTC Price Trigger Event has occurred on or prior to the second anniversary of the Closing Date, then, subject to the terms and conditions of the Seller Earnout Agreement, on such second anniversary, 100% of the Earnout Shares will vest and shall no longer be subject to the Seller Transfer Restrictions.

Notwithstanding the foregoing, in the event that during the Earnout Period, the Company is subject to a change of control and the implied consideration per share of Pubco Stock pursuant to which the Company or its stockholders have the right to receive in such change of control equals or exceeds $10.21 (or the equivalent fair market value thereof, as determined by the board of directors of the Company following the Closing in good faith, in the event of any non-cash consideration), then, all of the Earnout Seller Shares that have not previously vested shall vest and shall no longer be subject to the Seller Transfer Restrictions.

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, CCCM, the Company, ProCap, the Sponsor, and certain ProCap Holders entered into an amended and restated registration rights agreement, under which the Company assumed the obligations of CCCM under that certain registration rights agreement, dated as of May 15, 2025, and cover the resale of the shares of Pubco Stock held by the Sponsor, the Common Unit Holders and certain ProCap Holders (the “Amended and Restated Registration Rights Agreement”).

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Insider Letter

Concurrently with the Closing, each of ProCap, CCCM, the Company and the directors and officers of CCCM named therein executed and delivered an amendment to the Insider Letter pursuant to which, among other matters, effective as of the Closing, the Company assumed and was assigned the rights and obligations of CCCM under the Insider Letter (the “Amendment to the Insider Letter”) and to provide that after the consummation of the Business Combination and subject to certain exceptions, the Pubco Stock received by the Sponsor will be locked-up and subject to transfer restrictions, subject to certain exceptions, as described in the section “The Business Combination — Ancillary Documents — Insider Letter Amendment” of the Proxy Statement/Prospectus.

The foregoing description of the Amendment to the Insider Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment to the Insider Letter, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses, including reasonable attorneys’ fees, retainers, court costs, fees and costs of expert and other professionals relating to claims, suits or proceedings arising out of each director or executive officer’s service to the Company and any affiliated enterprises as officers or directors to the fullest extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note-Business Combination Transaction” above is incorporated into this Item 2.01 by reference.

The material terms and conditions of the Business Combination Agreement are described in the disclosure in the Proxy Statement/Prospectus in the subsection titled “The Business Combination Agreement” in the section titled “Proposal 3: Business Combination Proposal,” beginning on page 150 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Report, and some of the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical facts contained in this Report, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. When used in this Report, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward looking statements.

The forward-looking statements in this Report are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this Report and are subject to numerous risk, including, but are not limited to, the following:

●	our ability to realize the benefits expected from the Business Combination;

●	our limited operating history, which may make it difficult to successfully execute its strategic initiatives and accurately evaluate future risks and challenges;

●	our ability to maintain listing of the Company’s securities on Nasdaq;

●	the price and volatility of Bitcoin;

●	the potential impact of a prolonged government shutdown;

●	our ability to implement our Bitcoin treasury strategy and its effects on our business;

●	changes in applicable laws and regulations;

●	our ability to manage growth;

●	the nature and degree of our competition;

●	the general volatility of the capital markets and the establishment of a market for our shares;

●	our ability to raise additional capital is necessary to sustain our anticipated operations and implement our business plan;

●	the loss of one or more of the Company’s executive officers and other key employees;

●	failure to hire and retain qualified employees;

●	failure to comply with federal, state and local laws and regulations; and

●	risk related to global economic and societal disruptions from the impact of part terrorist attacks in the United States, threats of future attacks, police, and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this Report completely and with the understanding that our actual future results may be materially different from what we except. We qualify all of our forward-looking statements by these cautionary statements.

Business

The Company is a U.S.-based, Bitcoin-focused company. Its mission is to preserve and grow shareholder value through Bitcoin and the creation of media products related to Bitcoin, including audio, video, and text products to educate a global audience about Bitcoin. The cash-flow the Company believes will be created by these products and services will be primarily used to acquire additional Bitcoin in a disciplined manner. Its business is built upon a foundational belief that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets. The Company believes Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide. A key objective of the Company is to support the broader Bitcoin information ecosystem, including through audio podcasts, video interviews, and text-based articles designed to help individuals and organizations understand Bitcoin’s significance and utility of our mission. To support its operations, the Company has initiated its plan to accumulate and hold Bitcoin as a long-term treasury reserve asset, and it simultaneously intends to operate a portfolio of cash-flow-generative media products, which will generate revenue through fees and advertising contracts and paid subscriptions. By combining the dependable earnings of traditional media products with the potential of Bitcoin appreciation, the Company aims to deliver a differentiated and compelling value proposition to its shareholders. For more detailed information, see “Information Related to ProCap” in the Proxy Statement/Prospectus.

The Company’s business is further described in the Proxy Statement/Prospectus in the sections titled “Information Related to ProCap”, “ProCap’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Pubco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 254, 265 and 272, respectively, of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

The Company was incorporated in Delaware on June 17, 2025, for the purpose of effectuating the Business Combination described herein. As of the Closing, ProCap transferred all of its Bitcoin treasury assets to the Company, in addition to the 100% issued and outstanding shares of stock of both ProCap and CCCM.

Bitcoin Buy and Sell Transaction

The Company received approximately $228.0 million in proceeds from the Convertible Note Financing (the “Convertible Note Proceeds”). Under the terms of the associated indenture, the Convertible Note Proceeds may be used solely to pay transaction fees associated with the Business Combination, to be held as cash collateral against the Convertible Notes, or to purchase Bitcoin.

Following the Closing, on December 9, 2025, the Company entered into a series of related transactions with BitGo. First, the Company used approximately $200.0 million of the Convertible Note Proceeds to purchase Bitcoin at an approximate price of $93,000 per Bitcoin (the “Convertible Bitcoin Purchase”). Simultaneously, the Company sold approximately $462.0 million of Bitcoin at an approximate price of $93,000 per Bitcoin (the “Bitcoin Sale”). The Company then utilized approximately $267.8 million of the proceeds from the Bitcoin Sale to purchase additional Bitcoin at an approximate price of $93,000 per Bitcoin (the “Bitcoin Buy” and, together with the Convertible Bitcoin Purchase and the Bitcoin Sale, the “Bitcoin Buy and Sell Transactions”).

The Bitcoin Buy and Sell Transactions were undertaken for the purpose of reducing volatility-anchored acquisition costs and enhancing future return potential while strengthening the long-term treasury positioning in line with corporate strategy. The Bitcoin Buy and Sell Transactions resulted in the addition of 49 Bitcoin held by the Company, bringing the total number of Bitcoin held by the Company to 5,000.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 70 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Audited Consolidated Financial Statements of the Company

The financial statements of Pubco as of June 30, 2025 and for the period from June 17, 2025 through June 30, 2025, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-56 and are incorporated herein by reference.

The information set forth in Item 9.01 of this Report concerning the financial information of ProCap, Pubco and CCCM is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of CCCM, Pubco, and ProCap, as of September 30, 2025, and the related notes are filed as Exhibit 99.4 and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 264 and 272, respectively, in the sections titled “ProCap’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Pubco’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference. The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Report. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus beginning on page 248 in the section titled “CCCM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of Pubco for the period from June 17, 2025 through September 30, 2025 is set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on December 11, 2025, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of ProCap for the period from June 17, 2025 through September 30, 2025 is filed as Exhibit 99.3 and incorporated herein by reference.

Properties

The Company does not have any material principal physical properties.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Pubco Stock as of the Closing Date (the “Ownership Date”), after giving effect to the consummation of the Business Combination and actual redemptions from CCCM’s trust account by:

●	each person who is known to be the beneficial owner of more than 5% of issued and outstanding Pubco Stock;

●	each of the Company’s named executive officers and directors; and

●	all current named executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Ownership Date.

The beneficial ownership of Pubco Stock is based on 85,166,604 shares of Pubco Stock outstanding as of the Ownership Date.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Pubco Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class
Anthony Pompliano(2)	10,562,500	12.4%
Renae Cormier	—	—
Jeffrey Park(3)	500,000	*
Megan Pacchia	—	—
Kyle Wood	—	—
Gary Quin(4)	700,000	*
William H. Miller IV	—	—
Bill Koutsouras	—	—
Eric Jackson	—	—
All officers and directors as a group (9 individuals)	11,762,500	13.8%
Other 5% Shareholders
Inflection Points Inc, d/b/a Professional Capital Management(2)	10,562,500	12.4%
Funds associated with Anson(5)	8,748,500	9.7%
Funds associated with Magnetar(6)	7,175,000	8.0%
Jane Street Global Trading, LLC(7)	5,883,868	6.9%
Verition Multi-Strategy Master Fund Ltd.(8)	4,745,250	5.4%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 600 Lexington Avenue, Floor 2, New York, New York 10022.

(2)	Represents (i) 9,500,000 shares of Pubco Stock received at Closing upon in exchange for an equal number of Common Units and (ii) 1,062,500 shares of Pubco Stock received at Closing in exchange for 850,000 Preferred Units, held by Professional Capital Management. Anthony Pompliano is the controlling member and Chief Executive Officer of Professional Capital Management. Accordingly, Mr. Pompliano is deemed to have voting and investment control over the shares of Pubco Stock held by Professional Capital Management.

(3)	Represents 500,000 shares of Pubco Stock received at Closing in exchange for an equal number of Common Units, transferred to Mr. Park by Professional Capital Management pursuant to that certain transfer agreement, entered into by Professional Capital Management and Mr. Park on August 27, 2025.

(4)	Represents 700,000 shares of Pubco Stock received at Closing in exchange for equal number of shares of Class B common stock of CCCM (the “Class B Common Stock”) that Mr. Quin received upon conversion of an equal number of Class B Ordinary Shares of CCCM (the “Class B Ordinary Shares”) pursuant to the Domestication, because Mr. Quinn received such Class B Ordinary Shares pursuant to the distribution of CCCM securities held by the Sponsor prior to the Domestication (the “Sponsor Distribution”).
(5)	Represents (i) 3,750,000 shares of Pubco Stock received at Closing in exchange for the 3,000,000 Preferred Units purchased by the holder in the Preferred Equity Investment and (ii) up to 4,998,500 shares of Pubco Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Notes Financing at Closing. The referenced shares are directly held by: Anson Investments Master Fund LP, Anson East Master Fund LP, Anson Opportunities Master Fund LP, Anson North Star Tactical Equity Fund LP (collectively, the “Anson Funds”), Arch Anson Tactical Real Estate Fund, and Arch Anson Tactical Real Estate NR Fund (collectively, the “Arch Anson Funds”). Anson Advisors Inc. and Anson Funds Management LP, the co-Investment Advisers of the Anson Funds and the Arch Anson Funds hold voting and dispositive power over the referenced securities held by the Anson Funds and the Arch Anson Funds. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the securities referenced herein except to the extent of their pecuniary interest therein. The principal business address of the Anson Funds is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of the Arch Anson Funds is 181 Bay Street, Suite 4200, Toronto, Ontario, M5J 2T3.

(6)	Represents (i) 3,125,000 shares of Pubco Stock received at Closing in exchange for the 2,500,000 Preferred Units purchased by the holder in the Preferred Equity Investment, (ii) up to 3,845,000 shares of Pubco Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Notes Financing at Closing, and (iii) 205,000 shares of Pubco Stock issuable upon exercise of Pubco Warrants, which are exercisable within 30 days of the Closing Date. The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of Magnetar Waterfront Series A LLC, Magnetar Alpha Star Fund LLC, Purpose Alternative Credit Fund — F LLC, Magnetar Longhorn Fund II LLC, Magnetar Xing He Master Fund Ltd, Magnetar Constellation Master Fund Ltd and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities.
(7)	Represents (i) 5,625,000 shares of Pubco Stock received at Closing in exchange for the 4,500,000 Preferred Units purchased by the holder in the Preferred Equity Investment, (ii) 11,599 shares of Pubco Stock received at Closing in exchange for an equal number of shares of Class A common stock of CCCM (the “Class A Common Stock”), that the stockholder received upon conversion of an equal number of Class A Ordinary Shares of CCCM (the “Class A Ordinary Shares”) pursuant to the Domestication, because the stockholder received such Class A Ordinary Shares pursuant to the Sponsor Distribution, (iii) 1,869 shares of Pubco Stock issuable upon exercise of Pubco Warrants, which are exercisable within 30 days of the Closing Date, and (iv) 245,400 shares which the holder (or its affiliates) would be entitled to receive upon the exercise of certain call options currently held. The number of shares of Pubco Stock does not include the shares of Pubco Stock underlying the Convertible Notes purchased by the holder because such holder’s Convertible Notes are subject to a 4.99% beneficial ownership blocker. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the shares. Mr. Batty and Mr. Berger disclaim any beneficial ownership of the shares of Pubco Stock held by Jane Street Global Trading, LLC. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.
(8)	Represents (i) 52,500 shares of Pubco Stock received at Closing in exchange for an equal number of shares of Class A Common Stock that the stockholder received upon conversion of an equal number of Class A Ordinary Shares pursuant to the Domestication because the stockholder received such Class A Ordinary Shares pursuant to the distribution of CCCM securities held by the Sponsor prior to the Domestication, (ii) 350,000 shares of Pubco Stock received at Closing in exchange for an equal number of shares of Class B Common Stock that the stockholder received upon conversion of an equal number of Class B Ordinary Shares pursuant to the Domestication, because the stockholder received such Class B Ordinary Shares pursuant to the Sponsor Distribution, (iii) 1,625,000 shares of Pubco Stock received at Closing in exchange for the 1,300,000 Preferred Units purchased by the holder in the Preferred Equity Investment, (iv) 26,250 shares of Pubco Stock issuable upon exercise of Pubco Warrants, which are exercisable within 30 days of the Closing Date, and (v) up to 2,691,500 shares of Pubco Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Notes Financing at Closing. Verition Fund Management LLC, the investment manager of Verition Multi-Strategy Master Fund, Ltd., and Nicholas Maounis, through its managing member, may be deemed to have voting and investment control of the shares held by Verition Multi-Strategy Master Fund, Ltd. and may be deemed the beneficial owners of such shares. Verition Fund Management LLC and Mr. Maounis disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The address of Verition Multi-Strategy Master Fund Ltd. is 1 American Lane, Greenwich CT 06831.

Directors and Executive Officers

The Company’s directors and executive officers are described in the Proxy Statement/Prospectus in the section entitled “Management of Pubco Following the Business Combination” beginning on page 279 thereof and to Item 5.02 of this Report, which are incorporated herein by reference.

Director Independence

Reference is made to the disclosures contained in the Proxy Statement/Prospectus beginning on page 282 in the section titled “Management of Pubco Following the Business Combination⸺Director Independence,” which is incorporated herein by reference.

Committees of the Board of Directors

Reference is made to the disclosures contained in the Proxy Statement/Prospectus beginning on page 283 in the section titled “Management of Pubco Following the Business Combination⸺Committees of the Pubco Board,” which is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s named executive officers is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 293 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Director Compensation

The compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 293 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

A description of the compensation committee interlocks and insider participation of the Company is described in the Proxy Statement/Prospectus in the section titled “Compensation Committee Interlocks and Insider Participation” beginning on page 285 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions,” beginning on page 295 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Risk Oversight

The Company’s risk management oversight is described in the Proxy Statement/Prospectus in the subsection entitled “Role of the Pubco Board in Risk Oversight” beginning on page 283 thereof and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information Related to Pubco⸺Legal Proceedings” beginning on page 264 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Domestication and the Business Combination, the Class A Ordinary Shares) units of CCCM and public warrants of CCCM were listed on the Nasdaq Global Market under the symbols “BRR,” “BRRWU” and “BRRWW,” respectively. On December 8, 2025, the shares of Pubco Stock commenced trading on the Nasdaq Global Market under the symbol “BRR” and the Pubco Warrants commenced trading on the Nasdaq Capital Market under the symbol “BRRWW.”. On the Closing Date, the CUSIP numbers relating to the of Pubco Stock and Pubco Warrants changed to 74277P 105 and 74277P 113, respectively.

As a result of the Domestication, (i) each outstanding Class A Ordinary Share converted to one outstanding share of CCCM Class A common stock and each outstanding Class B Ordinary Share converted into one outstanding share of CCCM Class B common stock and (ii) each outstanding Warrant converted into a warrant to purchase one share of CCCM Class A common stock.

As a result of the SPAC Merger, (x) each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger was automatically cancelled in exchange for the right to receive substantially equivalent securities of the Company, and each holder of a Warrant received a Pubco Warrant, and (y) in connection with the Company Merger, the ProCap Holders received, in exchange for their membership interests in ProCap, shares of Pubco Stock.

As of the Closing Date and following the consummation of the Business Combination, the Company had 85,166,604 shares of Pubco Stock issued and outstanding and 12,852,500 Pubco Warrants outstanding. As of the Closing Date and following the consummation of the Business Combination, CCCM’s units ceased trading on the Nasdaq Global Market and were separated into their component securities upon the Domestication and no fractional warrants were issued upon the separation.

Reference is made to the disclosure regarding the Company’s equity securities in the sections of the Proxy Statement/Prospectus titled “Shares Eligible for Future Sale” and “Description of Pubco Securities” beginning on pages 317 and 303, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The Company has not paid any cash dividends on the Pubco Stock to date. Subject to the rights of holders of preferred stock of Pubco (if any) and the provisions of the Pubco Charter, as it may be amended from time to time, holders of Pubco Stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor. The Company does not anticipate declaring any cash dividends to holders of Pubco Stock in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Use of Proceeds from Registered Securities

On May 19, 2025, CCCM consummated its initial public offering (“Initial Public Offering”) of 25,000,000 units (“Units”), including 3,000,000 Units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each Unit consisted of one Class A ordinary share and one-half of one redeemable warrant of CCCM with each whole warrant entitling the holder thereof to purchase one Class A ordinary share for $11.50 per share. The Registration Statement on Form S-1 (the “Registration Statement”) for the Initial Public Offering, initially filed with the SEC on April 25, 2025, as amended (File No. 333-286778), was declared effective on May 15, 2025.

The Units were sold at a price of $10.00 per Unit, generating gross proceeds to CCCM of $25,000,000. Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Clear Street LLC (“Clear Street”) acted as representatives of the underwriter. Simultaneously with the closing of the Initial Public Offering, CCCM consummated the private sale of an aggregate of 705,000 private placement units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Units, generating gross proceeds of $7,050,000. Each Private Placement Unit consisted of one Class A ordinary share and one-half of one warrant. Of the 705,000 Private Placement Units, the Sponsor purchased 265,000 Private Placement Units and the Representatives purchased 440,000 Private Placement Units. The Private Placement Units (and underlying securities) were identical to the Units sold in the Initial Public Offering, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale.

Upon the closing of the Initial Public Offering on May 19, 2025, an amount of $250.0 million ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the proceeds of the sale of the Private Placement Units, were deposited in a trust account (the “Trust Account”) and were invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form was intended to be temporary and for the sole purpose of facilitating the intended business combination.

In connection with the Closing of the Business Combination, the holders of 23,434,229 CCCM Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.05 per share, for an aggregate redemption amount of $235.5 million. Following those redemptions, an aggregate of approximately $16.0 million of funds held in the Trust Account became available following the Business Combination.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Pubco Securities” beginning on page 303 of the Proxy Statement/Prospectus is incorporated by reference herein.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Report under the section titled “Indemnification Agreements” is incorporated herein by reference into this Item 2.01. Reference is made to the disclosure regarding the limitations on liability and indemnification of the Company’s officers and directors in the section of the Proxy Statement/Prospectus titled “Description of Pubco Securities—Limitations on Liability and Indemnification of Officers and Directors”, beginning on page 309 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in the “Introductory Note” above with respect to the Convertible Note Financing and the Convertible Note Subscription Agreements is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in the “Introductory Note” above with respect to the Convertible Note Financing and the Convertible Note Subscription Agreements is incorporated by reference into this Item 3.02. The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act.

The description of the Convertible Note Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is attached hereto as Exhibit 10.4, and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

The disclosure set forth under Item 5.03 of this Report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the subsection titled “The Business Combination Agreement” in the section titled “Proposal 3: Business Combination Proposal,” beginning on page 150 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to the information contained in the Introductory Note and Item 2.01 to this Report, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Report in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Director Compensation” and “Certain Relationships and Related Transactions” are incorporated herein by reference.

2025 Equity Incentive Plan

At the Meeting, the CCCM shareholders considered and approved the 2025 Equity Incentive Plan (the “Incentive Plan”). The Pubco Board previously adopted the Incentive Plan, subject to approval of CCCM Shareholders, effective upon the Closing, to be used by Pubco on a going-forward basis from the Closing.

A summary of the terms of the Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal” beginning on page 203 of the Proxy Statement/Prospectus, which is incorporated herein by reference. As of the Closing, 8,516,660 shares of Pubco Stock have been reserved for issuance under the Incentive Plan. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2025, in connection with the Closing of the Business Combination, the Company amended and restated its certificate of incorporation (as amended and restated, the “Pubco Charter”) and its bylaws (as amended, the “Pubco Bylaws”).

The material terms of each of the Pubco Charter and the Pubco Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Comparison of Corporate Governance and Shareholder Rights” and “Description of Pubco Securities” beginning on pages 172 and 303 thereof, respectively, which are incorporated herein by reference.

Copies of the Pubco Charter and the Pubco Bylaws are included as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively, and are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on December 5, 2025 and effective as of such date, the Board adopted a code of ethics and business conduct (the “Code”) applicable to all employees, officers and directors of the Company. A copy of the Code can be found on the Company’s website at https://www.procapfinancial.com/. The Company intends to disclose future amendments to the Code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or its directors on its website identified above or in a Current Report on Form 8-K. Information contained on the website is not incorporated by reference herein and should not be considered to be part of this Report. The inclusion of the Company’s website address in this Report is an inactive textual reference only.

The above description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company, as a successor of CCCM, ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section entitled “Proposal 3: Business Combination Proposal” beginning on page 150 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 10, 2025, the Company issued a press release announcing the Bitcoin Buy and Sell Transactions. A copy of such press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of CCCM as of December 31, 2024 and for the period from June 25, 2024 through December 31, 2024, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-24 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of CCCM as of September 30, 2025, for the three and nine months ended September 30, 2025, and for the period from June 25, 2024 through September 30, 2024, are set forth in CCCM’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025 and are incorporated herein by reference.

The audited financial statements of ProCap as of June 30, 2025 and for the period from June 10, 2025 through June 30, 2025, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-41 and are incorporated herein by reference.

The audited consolidated financial statements of Pubco as of June 30, 2025 and for the period from June 17, 2025 through June 30, 2025, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-56 and are incorporated herein by reference.

The unaudited consolidated financial statements of Pubco as of September 30, 2025, and for the period from June 17, 2025 through September 30, 2025, are set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on December 11, 2025 and are incorporated herein by reference.

The unaudited financial statements of ProCap as of September 30, 2025, and for the period from June 10, 2025 through September 30, 2025, are filed as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of CCCM, Pubco, and ProCap, as of September 30, 2025 is filed as Exhibit 99.4 and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of June 23, 2025, by and among CCCM, Pubco, ProCap, SPAC Merger Sub, Company Merger Sub and Professional Capital Management (incorporated by reference to Exhibit 2.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
2.2	First Amendment to the Business Combination Agreement, dated as of July 28, 2025, by and among CCCM, Pubco, ProCap, SPAC Merger Sub, Company Merger Sub and Professional Capital Management (incorporated by reference to Exhibit 2.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on July 28, 2025).
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated By-Laws of the Company.
4.1	Warrant Agreement, dated May 15, 2025, by and between CCCM and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on May 20, 2025).
4.2	Warrant Assignment, Assumption and Amendment Agreement, dated December 5, 2025, by and among Continental Stock Transfer & Trust Company, as Pubco Public Warrant agent, CCCM and Pubco.
4.3	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
4.4	Form of Indenture (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on September 18, 2025).
10.1	Amended and Restated Registration Rights Agreement dated as of December 5, 2025, by and among CCCM, Pubco, the Sponsor, and the other parties thereto.
10.2	Amendment to Insider Letter Agreement, dated as of December 5, 2025, by and among ProCap, CCCM, the Company and the directors and officers of CCCM named therein.
10.3	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on September 18, 2025).
10.4†	Form of Convertible Note Subscription Agreement by and among ProCap, Pubco, CCCM, and the subscribers thereto (incorporated by reference to Exhibit 10.7 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.5	Sponsor Support Agreement, dated as of June 23, 2025, by and among CCCM, the Sponsor, and Pubco (incorporated by reference to Exhibit 10.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.6	Lock-Up Agreement, dated as of June 23, 2025, by and between Professional Capital Management and Pubco (incorporated by reference to Exhibit 10.2 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.7	Non-Competition Agreement, dated as of June 23, 2025, by and among CCCM, ProCap, Pubco and Anthony Pompliano (incorporated by reference to Exhibit 10.3 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.8	Voting and Support Agreement, dated as of June 23, 2025, by and among Professional Capital Management, ProCap and Pubco (incorporated by reference to Exhibit 10.4 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.9	Form of Company 2025 Equity Incentive Plan.
10.10	Form of Company Collateral Agreement (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.11	Services Agreement, dated as of June 23, 2025, by and between Professional Capital Management and ProCap (incorporated by reference to Exhibit 10.5 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).
10.12†	Form of Preferred Equity Subscription Agreement, dated as of June 23, 2025, by and among ProCap, Pubco, CCCM, and certain subscribers party thereto (incorporated by reference to Exhibit 10.6 to CCCM’s Current Report on Form 8-K, filed with the SEC on June 27, 2025).

10.13+	Employment Agreement effective as of July 25, 2025, by and between ProCap and Jeffrey Park (incorporated by reference to Exhibit 10.23 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.14+	Amended and Restated Employment Agreement effective as of October 1, 2025, by and between ProCap and Kyle Wood (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.15+	Employment Agreement effective as of August 25, 2025, by and between ProCap and Megan Pacchia (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.16+	Employment Agreement effective as of October 17, 2025, by and between ProCap and Anthony Pompliano (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.17+	Employment Agreement effective as of October 15, 2025, by and between ProCap and Renae Cormier (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on October 20, 2025).
10.18	Sponsor Earnout Agreement, by and among CCCM, ProCap, Pubco and Sponsor (incorporated by reference to Exhibit 10.1 to CCCM’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
10.19	Seller Earnout Agreement, by and among CCCM, ProCap, Pubco and Seller (incorporated by reference to Exhibit 10.2 to CCCM’s Current Report on Form 8-K, filed with the SEC on December 5, 2025).
14.1	Company’s Code of Business Conduct and Ethics.
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-4 (File No. 333-290365), filed by the Company on September 18, 2025).
99.1	Press release dated as of December 10, 2025
99.2	ProCap BTC LLC’s Unaudited Financial Statements as of September 30, 2025, and for the period from June 10, 2025 through September 30, 2025.
99.3	ProCap BTC LLC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period from June 10, 2025 through September 30, 2025.
99.4	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of September 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan.

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2025

ProCap Financial, Inc.

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer